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                                                                    EXHIBIT 23.D

             (RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTERHEAD)

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent petroleum engineers Ryder Scott Company, L.P., hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-82412) and Form S-8 (File Nos. 333-96959, 333-26813,
333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853,
333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-52100,
333-64240, 333-64236, 333-31060, 333-82506) of El Paso Corporation of the
reference to us and our report under the captions "Unregulated
Businesses -- Production Segment -- Natural Gas and Oil Reserves" "Results of Operations -- Unregulated Business -- Production Segment (Restated) -- Reserves and Costs" and "Supplemental Natural Gas and Oil Operations (Restated) (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2003.

                                             /s/ RYDER SCOTT COMPANY, L.P.
                                          --------------------------------------
                                                Ryder Scott Company, L.P.

Houston, Texas
September 27, 2004